Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-K of Sealand Natural Resources Inc. for the year ended May 31, 2013, I, Steve Matteson Chief Financial Officer of Sealand Natural Resources Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report on Form 10-K for the year ended May 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report on Form 10-K for the year ended May 31, 2013, fairly represents in all material respects, the financial condition and results of operations of Sealand Natural Resources Inc.

Dated: September 12, 2013	/s/ Steve Matteson
Chief Financial Officer
(Principal Financial and Accounting Officer)